UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

ARISTA POWER, INC.

(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040

(Registrant‘s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On March 27, 2015, Arista Power, Inc. (the “Registrant”) terminated its registration under the Securities Exchange of 1934, as amended (the “Exchange Act”), thus terminating its filing of periodic reports with the Securities and Exchange Commission (the “SEC”).  Such de-registration was effected by the filing of a Form 15 with the SEC on March 27, 2015.  Prior to such de-registration, the Registrant’s Common Stock was registered under Section 12(g) of the Exchange Act.  Due to the current number of registered holders of its Common Stock, the Registrant is exempt from the requirement to be so registered and file periodic reports.  The Registrant’s Board of Directors determined that it is in the best interest of the Registrant and its stockholders to terminate its Exchange Act registration and cease its compliance with the Exchange Act reporting requirements.  Prior to the de-registration, the Registrant’s Common Stock traded on the OTC QB tier under the symbol “ASPW”. The Registrant expects that its Common Stock will shortly be moved to trade on the OTC Pink tier.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: March 27, 2015

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